Exhibit 2


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of October 2, 2000, is entered into by and among Alliance Capital Management Holding L.P., a Delaware limited partnership ("Holding"), Sanford C. Bernstein Inc., a Delaware corporation ("Bernstein"), and SCB Partners Inc., a New York Corporation ("SCB Partners").

                             PRELIMINARY STATEMENTS

         WHEREAS, in connection with the consummation of the transactions contemplated by the Amended and Restated Acquisition Agreement, dated as of October 2, 2000 (the "Acquisition Agreement"), among Holding, Alliance Capital Management L.P., a Delaware limited partnership ("Capital"), Alliance Capital Management LLC, Bernstein, Bernstein Technologies Inc., SCB LLC, SCB Partners and Sanford C. Bernstein & Co., LLC, SCB Partners and Sanford C. Bernstein & Co., LLC have acquired units representing limited partnership interests of Capital ("Capital Units").

         WHEREAS, the Acquisition Agreement contemplates that Bernstein and SCB Partners will enter into this Agreement to provide for certain registration rights with respect to units representing limited partnership interests of Holding ("Holding Units") issuable in exchange for Capital Units acquired as of the date hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Certain Definitions.

              1.1 Terms Defined in this Section. For purposes of this Agreement, the following terms have the following meanings:

              "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

              "Demand Period" means each successive 365-day period beginning two years from the date hereof.

              "Equitable" means The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation.

              "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

              "Holding Indemnified Parties" means Holding, its officers, directors, employees and agents, and each Person, if any, who controls Holding within the meaning of either the Securities Act or the Exchange Act, and the officers and directors of the foregoing parties.


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              "Indemnified Party" means a Person claiming a right to
indemnification pursuant to Article 6 of this Agreement.

              "Indemnifying Party" means a Person required to provide indemnification pursuant to Article 6 of this Agreement.

              "Losses" means any losses, claims, damages, or liabilities, and any related legal or other fees and expenses.

              "Permitted Transferee" shall mean any entity in which Bernstein beneficially owns, directly or indirectly, 100% of the equity interests.

              "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, organization, or other entity.

              "Prospectus" means the prospectus included in a Registration Statement as of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, each as amended, and each applicable prospectus supplement relating to the offering and sale of any of the Registrable Securities pursuant to such Registration Statement.

              "Registrable Securities" means:

                   (i) the Holding Units issued or issuable in exchange for Capital Units acquired pursuant to the Acquisition Agreement, and

                   (ii) any securities of Holding or its successors issued or issuable with respect to any units referred to in paragraph (i) whether by way of conversion, exchange, dividend, or stock split, other distribution or otherwise or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise.

         Securities that are Registrable Securities will cease to be Registrable
Securities:

                   (i) when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,

                   (ii) when such securities shall have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the applicable purchaser does not receive "restricted securities" (as that term is defined for purposes of Rule 144 under the Securities Act),

                   (iii) on the first date on which such securities can be sold without regard to the volume and manner of sale limitations set forth in Rule 144 (or any successor provision),

                   (iv) when such securities cease to be outstanding,


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                   (v) when such securities have been transferred to a
transferee who has not agreed in writing to be bound by the terms and conditions of this Agreement,

                   (vi) when such securities cease to be of a class of securities that is listed and traded on a national securities exchange or the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System, or

                   (vii) ten years from the date hereof except for securities covered by a Demand Registration prior to the expiration of such ten year period with respect to which such securities shall cease to be Registrable Securities ten years and 90 days from the date hereof.

              "Registration Statement" means a registration statement (including the related Prospectus) of Holding under the Securities Act on Form S-3 or any successor thereto or if Holding is not eligible to use such form, then Form S-1 or any successor thereto. The term "Registration Statement" shall also include all exhibits, financial statements, and schedules and all documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

              "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

              "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, in each case as amended from time to time.

              "Selling Unitholder" means any Unitholder whose Registrable Securities are included at the request of such Unitholder in any Registration Statement pursuant to Article 2 or Article 3.

              "Third-Party Demand Unitholder" means any Person having the right to require that Holding effect a registration under the Securities Act of securities owned by such Person, other than pursuant to this Agreement, and any other Person exercising incidental rights of registration pursuant to the agreement under which such first Person has the right to require registration.

              "Unitholder" means Bernstein and any Permitted Transferee:

                   (i) to whom any Registrable Securities or any rights to acquire any Registrable Securities are transferred by any Person that was, immediately prior to such transfer, a Unitholder,

                   (ii) who continues to hold such Registrable Securities or the right to acquire such Registrable Securities,

                   (iii) to whom the transferring Unitholder has assigned any of its rights under this Agreement, in whole or in part, in accordance with the provisions of Section 7.6 of this Agreement with respect to such Registrable Securities, and


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                   (iv) who has executed a counterpart hereof in connection with the transfer of such Registrable Securities.

              "Unitholder Representative" means Bernstein.

              "Unitholder Indemnified Parties" means each Selling Unitholder, its officers, directors, members and partners, each Person (if any) who controls such Selling Unitholder within the meaning of either the Securities Act or the Exchange Act, and the officers, directors, members and partners of the foregoing parties.

              1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                   Section
----                                   -------
Capital Units                          Preamble
Delaying Event                         Section 2.5(a)
Demand Registration                    Section 2.1
Demand Request                         Section 2.2(a)
Demanding Unitholders                  Section 2.2(a)
Incidental Registration                Section 3.1(a)
Minimum Condition                      Section 2.2(c)
Proposed Sale Notice                   Section 4.6
Registration Expenses                  Section 5.1
Sale Period                            Section 2.5(b)

              1.3 Terms Generally. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         2. Demand Registration.

              2.1 Demand Registration. At any time on or after two (2) years after the date hereof but not later than ten (10) years after the date hereof, the Unitholders (through the Unitholder Representative, as described below) shall have the right to require that Holding register under the Securities Act the offer or sale of all or a portion of the Registrable Securities held by the Unitholders on the terms and subject to the conditions and limitations set forth herein. The registration of Registrable Securities under the Securities Act in accordance with this Article 2 is referred to in this Agreement as a "Demand Registration." The number of Demand Registrations to which the Unitholders collectively shall be entitled shall not exceed one (1) per Demand Period.


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              2.2 Procedure for Unitholder Representative; Procedures for Demand
Registrations.

                   (a) The Unitholder Representative may initiate a Demand Registration pursuant to this Section 2.2(a) by furnishing Holding and each Unitholder with a written notice ("Demand Request") specifying (i) the number of Registrable Securities the Unitholders desire to have registered, which must be an amount at least equal to the Minimum Condition, (ii) the Unitholders intending to register their Registrable Securities, (iii) the respective amount of Registrable Securities intended to be registered by each such Unitholder, and
(iv) the intended method or methods of distribution of all such Registrable Securities by such Unitholders. The Unitholders whose Registrable Securities are included in the Demand Request are referred to as the "Demanding Unitholders."

                   (b) If the number of Registrable Securities that the Unitholder Representative desires to have registered, as specified in the Demand Request, does not satisfy the Minimum Condition, then Holding will have no obligation to effect a Demand Registration in response to such Demand Request.

                   (c) The "Minimum Condition" means that the number of Registrable Securities that the Unitholder Representative desires to have registered, as specified in the Demand Request, of not less than 1,000,000 Holding Units (such number to be adjusted equitably to account for any stock dividend, stock split (including a reverse stock split) or similar transaction) or, if less, all of the Registrable Securities.

                   (d) Following the effectiveness of a Registration Statement filed in connection with a Demand Registration, Holding will not be required to file a Registration Statement for a subsequent Demand Registration within twelve months after the date on which it received the Demand Request pursuant to
Section 2.2(a) for the immediately preceding Demand Registration.

                   (e) As soon as reasonably practicable after receipt of a Demand Request (which satisfies the Minimum Condition), and, in the case of a Registration Statement on Form S-3, as soon as reasonably practicable but not later than 45 days after receipt of a Demand Request (which satisfies the Minimum Condition), subject to Section 2.5, Holding will file with the SEC and use its reasonable best efforts to cause to become effective as promptly as practicable a Registration Statement that covers the Registrable Securities requested to be registered in the Demand Request; provided that Holding's obligations with respect to any such Registration Statement shall terminate if the securities requested to be registered in the Demand Request cease to be Registrable Securities. Subject to the provisions of Section 2.4 below, each Registration Statement may also include securities to be sold for the account of Holding, for Unitholders who do not participate as Demanding Unitholders but who exercise their rights under Article 3 below, or for any other unitholder of Holding. If at the time of receipt of a Demand Request Holding is subject to the periodic reporting obligations of the Exchange Act, then Holdings shall, if requested by the Unitholder Representative, use its reasonable best efforts to cause any Registration Statement filed pursuant to this Article 2 to be a shelf registration statement.


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              2.3 Underwriters.

                   (a) The Unitholder Representative shall have the right to select the lead book running managing underwriter for any underwritten public offering in connection with a Demand Registration, which lead managing underwriter shall be reasonably acceptable to Holding. Holding hereby agrees that as of the date hereof Merrill Lynch & Co. is reasonably acceptable to Holding.

                   (b) Each Demanding Unitholder electing to participate in a Demand Registration involving an underwritten public offering shall, as a condition to participation in such underwritten offering, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the lead underwriter of such offering.

                   (c) The maximum number of marketed underwritten offerings during any Demand Period shall be one (1) and the maximum number of underwritten "block" offerings during any Demand Period shall be one (1).

              2.4 Limitation on Inclusion of Registrable Securities.

                   (a) If the book running managing underwriter of any underwritten public offering, including a "block" offering by Unitholders, in connection with a Demand Registration determines in good faith that the aggregate number of Registrable Securities to be offered exceeds the number of shares that could be sold without having an adverse effect on such offering (including the price at which the Registrable Securities may be sold), then the number of Registrable Securities to be offered for the accounts of the Demanding Unitholders in such offering shall be reduced or limited on a pro rata basis, based on the respective numbers of Registrable Securities requested to be included in such offering by the Demanding Unitholders, to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by the book running managing underwriter; provided, however, that if such registration includes securities other than Registrable Securities of the Demanding Unitholders (whether for the account of Holding or for any unitholder of Holding not exercising rights under Section 2.2), such reduction or limitation shall be made:

                        (i) first, from securities held by Persons who are not Unitholders, Holding or affiliates of Holding,

                        (ii) second, from securities being offered for the account of Holding or its affiliates, allocated between Holding and such other Persons as Holding may determine; and

                        (iii) third, from the number of Registrable Securities requested to be included in such offering by the Demanding Unitholders, on a pro rata basis, based on the number of Registrable Securities requested to be included in the registration by each Demanding Unitholder.

                   (b) The Unitholder Representative may elect not to proceed with the registration if less than 75% of the Registrable Securities requested to be registered by each of


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the Demanding Unitholders are included in such registration. If the Unitholder
Representative elects not to proceed with the registration pursuant to this
Section 2.4(b), the Registration Statement for such registration shall be promptly withdrawn, and if the Unitholder Representative so elects and the Demanding Unitholders pay all reasonable out-of-pocket Registration Expenses incurred by Holding in connection with such Registration Statement, a Demand Registration shall not be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations set forth in Section 2.1 above). If the Unitholder Representative elects not to proceed with the registration pursuant to this Section 2.4(b) and the Demanding Unitholders do not pay all reasonable out-of-pocket Registration Expenses incurred by Holding in connection with such Registration Statement, a Demand Registration shall be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations set forth in Section 2.1 above).

              2.5 Delay of Filing or Sales.

                   (a) Holding shall have the right, exercisable by giving written notice signed by an executive officer of Holding of the exercise of such right to the Unitholder Representative, subject to Section 2.5(b), at any time and from time to time and specifying that it is pursuant to this Section 2.5, to delay filing or the declaration of effectiveness of a Registration Statement or to require the applicable Selling Unitholders not to sell any Registrable Securities pursuant to an effective Registration Statement for up to two periods of sixty days per Demand Period, which may be consecutive, each beginning on the date on which such notice is given, or such shorter period of time as may be specified in such notice or in a subsequent notice delivered by Holding to such effect if Holding shall determine, in its good faith judgment, that it is not in the best interest of Holding (1) to proceed with such filing or request for effectiveness or to allow such sale at such time, or (2) to permit offerings given priority pursuant to Section 2.8 (any such notice, a "Delaying Event"). In order for the exercise of the right pursuant to clause (1) set forth in the immediately preceding sentence to be valid, Holding shall prohibit sales of Capital Units and Holding Units by its directors and executive officers and any other holders of registration rights with respect to such securities for so long as sales of Units by Unitholders are prohibited by this Section 2.5.

                   (b) Holding covenants and agrees that notwithstanding any other provision of this Agreement during each Demand Period Unitholders will be provided at least 60 days, including not less than one period of 30 consecutive days, during which Unitholders will be permitted to offer or sell Registrable Securities pursuant to an effective Registration Statement under Article 2 hereof (each such 60-day period, a "Sale Period"). The parties hereto agree that it shall not be a violation of this Agreement if during a Demand Period the Unitholders do not have 60 days (including one period of 30 consecutive days) during which they can offer or sell Registrable Securities if the reason therefor is the failure of the Unitholders to timely deliver a Proposed Sale Notice, Demand Request or Resumption Notice, but such 60 day requirement will only be shortened by the number of days by which the related Proposed Sale Notice, Demand Request or Resumption Notice, as the case may be, was not timely. Unless it has given a notice pursuant to Section 2.5(a), Holding will not be deemed to have exercised its rights pursuant to Section 2.5(a) with respect to any day on which no Registration Statement relating to Registrable Securities is effective. The Unitholders may not offer or sell any



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

Registrable Securities registered pursuant to this Agreement on more than 60 days during any Demand Period.

                   (c) If Holding postpones its obligations under this Agreement by reason of a Delaying Event as described in Section 2.5(a), any Selling Unitholder will have the right to withdraw its Registrable Securities from the applicable Demand Registration or Incidental Registration, by giving notice to Holding at any time following delivery of Holding's notice pursuant to Section 2.5(a) and if Selling Unitholders withdraw their Registrable Securities following delivery of such notice, a Demand Registration shall not be deemed to have been effected for purposes of this Agreement.

                   (d) The Unitholder Representative may not deliver a Demand Request pursuant to the first sentence of Section 2.2(a) during the period of any postponement pursuant to Section 2.5(a) until Holding notifies the Unitholder Representative of the end of such Delaying Event or the expiration of the period described in Section 2.5(a).

                   (e) Holding shall have the right, exercisable by giving notice of the exercise of such right to the applicable Selling Unitholders, to delay filing or the declaration of effectiveness of a Registration Statement during any period in which, as a result of Holding's failure to satisfy the conditions in Rule 3-01(c) of Regulation S-X, Holding is required to include in the Registration Statement audited financial statements of Holding prior to the date on which such audited financial statements would normally have been prepared in accordance with Holding's past practices and the SEC's periodic reporting requirements.

                   (f) The Unitholder Representative may, from time to time, deliver to Holding a notice that the Unitholders have elected to suspend offers or sales (such notice, a "Suspension Notice") pursuant to an effective Registration Statement. Upon delivery of such Notice, the Unitholders shall suspend making offers or sales under such Registration Statement until such time as the Unitholder Representative has delivered a notice to Holding that the Unitholders have elected to resume making offers or sales (a "Resumption Notice"), which Resumption Notice shall in no event be delivered earlier than 6 Business Days prior to the commencement of the Demand Period immediately following the Demand Period in which such Suspension Notice was delivered and which shall be delivered not less than 6 Business Days nor more than 30 Business Days prior to the resumption of offers or sales under an effective Registration Statement. The parties agree that the delivery of a Suspension Notice shall toll the running of the Sale Period until the earlier of (i) the resumption of offers or sales under an effective Registration Statement or (ii) the effectiveness of a new Registration Statement following a Demand Request.

              2.6 Withdrawal.

                   (a) If (i) a Registration Statement filed pursuant to this
Article 2 does not remain effective under the Securities Act for the period specified in Section 2.7(a) due to a stop order, injunction, or other order of the SEC or other governmental agency, (ii) the Demanding Unitholders have not sold at least 75% of their Registrable Securities registered under such Registration Statement and (iii) such Registration Statement was not filed with the SEC as an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the



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

Securities Act, then the Demanding Unitholders may elect to withdraw such Registration Statement by written notice to Holding; and, in such an event, such registration shall not be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations contained in Section 2.1, and Holding shall bear the Registration Expenses incurred in connection with such registration unless a Unitholder is reasonably determined to have caused the issuance of such stop order, injunction or other order of the SEC.

                   (b) Each Selling Unitholder may, no less than five Business Days before any Registration Statement becomes effective, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement. If such withdrawals result in the Minimum Condition not being satisfied, then Holding may withdraw such Registration Statement unless the remaining Demanding Unitholders agree to include additional Registrable Securities in the registration such that the Minimum Condition would be satisfied. If Holding withdraws a Registration Statement pursuant to this Section 2.6(b), the Demanding Unitholders shall bear the Registration Expenses incurred by Holding in connection with such registration.

                   (c) If Holding withdraws a Registration Statement pursuant to
Section 2.6(b), then the requested registration shall be deemed to have been a Demand Registration for purposes of the limitations on the number of Demand Registrations contained in Section 2.1 unless

                        (i) at the time of a Unitholder's withdrawal of Registrable Securities pursuant to Section 2.6(b), there has been a material adverse change in the operating results, financial condition, or business of Holding that was not publicly known at the time that the Minimum Condition was originally satisfied; or

                        (ii) Holding has postponed its obligations under this Agreement by reason of a Delaying Event as described in Section 2.5(a).

              2.7 Effectiveness of Registration Statement.

                   (a) In connection with any Demand Registration pursuant to
Section 2.2, subject to Section 2.5, Holding will use its best efforts to prepare and file with the SEC any amendments and supplements to the Registration Statement and the Prospectus used in connection therewith, and to take any other actions, that may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, until the earlier of (1) the date that is ten years plus 90 days from the date hereof and (2) (A) in the case of a Registration Statement on Form S-1 (or any equivalent successor thereto), the sooner of (i) the sale of all of the Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof or (ii) the 180th day following the effective date of such Registration Statement and (B) in the case of a Registration Statement on Form S-3, the sale of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of distribution thereof.

                   (b) A Demand Registration shall not be deemed to have been effected for purposes of this Agreement (including the limitations on the number of Demand Registrations set forth in Section 2.1 above) until the earlier of (i) the Registration Statement


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therefor being declared effective under the Securities Act by the SEC and having remained effective for a Sale Period or (ii) the receipt by Holding of a Suspension Notice.

              2.8 Priority of Holding and Employees, Officers and Directors of Capital. An offering of Holding Units by Holding and sales of Holding Units by the employees, officers and directors of Capital shall have priority over any public offering of Registrable Securities by the Unitholders pursuant to Article 2 hereof.

         3. Incidental Registration.

              3.1 Notice of Incidental Registration.

                   (a) Subject to Section 3.1(b), if Holding at any time after the date hereof proposes to register under the Securities Act any securities of the same class as any of the Registrable Securities (whether in an underwritten public offering or otherwise and whether or not for the account of Holding or for any unitholder of Holding, including Selling Unitholders registering Registrable Securities in a Demand Registration pursuant to Section 2.2), in a manner that would permit the registration under the Securities Act of Registrable Securities for sale to the public, Holding will give written notice to the Unitholder Representative of its intention to do so not later than ten days prior to the anticipated filing date of the applicable Registration Statement. If the proposed registration is intended to be a Demand Registration, Holding shall give the notice described in the preceding sentence only to those Unitholders that did not previously elect to become Demanding Unitholders pursuant to Section 2.2 with respect to such registration. Any Unitholder may elect to participate in such registration on the same basis as the planned method of distribution contemplated by the proposed registration by delivering written notice of its election to Holding within five days after its receipt of Holding's notice pursuant to this Section 3.1(a). A Unitholder's election pursuant to this Section 3.1(a) must (i) specify the amount of Registrable Securities desired to be included in such registration by such Unitholder and
(ii) include any other information that Holding reasonably requests be included in such registration statement. Upon its receipt of a Unitholder's election pursuant to this Section 3.1(a), Holding will, subject to Section 3.2, use its reasonable best efforts to include in such registration all Registrable Securities requested to be included. Any registration of Registrable Securities pursuant to this Article 3 is referred to as an "Incidental Registration."

                   (b) Holding shall have no obligation under this Article 3 with respect to any registration effected pursuant to a registration statement on Form S-4 (or any other registration statement registering units issued in a merger, consolidation, acquisition, or similar transaction) or Form S-8 or any successor or comparable forms, or a registration statement filed in connection with an exchange offer or any offering of securities solely to Holding existing unitholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan.

              3.2 Limitation on Inclusion of Registrable Securities; Priorities. If the proposed method of distribution in connection with an Incidental Registration is an underwritten public offering and the lead managing underwriter thereof determines in good faith that the amount of securities to be included in such offering would adversely affect such offering (including an adverse effect on the price at which the securities proposed to be registered may be sold), the



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amount of securities to be offered may be reduced or limited to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by the lead managing underwriter as follows:

                   (a) in connection with an offering initiated by Holding, if securities are being offered for the account of other Persons (including any Unitholders) such reduction shall be made:

                        (i) first, from the securities intended to be offered by such other Persons (including any Unitholders), on a pro rata basis, based on the number of Registrable Securities and other securities that are requested to be included in such offering; and

                        (ii) last, from the number of securities to be offered for the account of Holding;

                   (b) in connection with an offering initiated by a Third-Party Demand Unitholder, such reduction shall be made:

                        (i) first, from securities held by Persons who are not Unitholders, Third-Party Demand Unitholders, or other unitholders entitled under any agreements between them and Holding to participate pari passu with the Selling Unitholders in such Incidental Registration;

                        (ii) second, from the number of Registrable Securities requested to be included in such offering by the Selling Unitholders and any other unitholders entitled under any agreements between them and Holding to participate pari passu with the Selling Unitholders in such Incidental Registration, on a pro rata basis, based on the number of Registrable Securities and other securities which are requested to be included in the registration; and

                        (iii) last, from securities being offered by the Third-Party Demand Unitholders.

                   (c) For purposes of Section 3.2(b), the rights of the Unitholders shall rank pari passu with the incidental rights of Equitable and any of its affiliates (except to the extent that such other unitholders, including Equitable or any of its affiliates, are Third-Party Demand Unitholders).

              3.3 Delay or Withdrawal of Registration. Holding may, without the consent of any Unitholder, delay, suspend, abandon, or withdraw any proposed registration in which any Unitholder has requested inclusion of Unitholder's Registrable Securities pursuant to this Article 3.

              3.4 Withdrawal by Selling Unitholder. Each Selling Unitholder may, no less than five Business Days before the anticipated commencement of the applicable road show, withdraw some or all of its Registrable Securities from inclusion in the Registration Statement. No such withdrawal shall relieve any withdrawing Selling Unitholder of its obligation to pay expenses incurred solely with respect to such withdrawn Registrable Securities.

              3.5 Underwriters; Underwriting Agreement. In connection with any Incidental Registration involving an underwritten public offering of securities for the account of Holding or a Third-Party Demand Unitholder, (a) the managing and lead underwriters shall be selected by Holding, unless otherwise provided in any agreement between Holding and any Third-Party Demand Unitholder, and (b) each Selling Unitholder electing to participate in the Incidental Registration shall, as a condition to Holding's obligation under this Article 3 to include such Selling Unitholder's Registrable Securities in such Incidental Registration, enter into and perform its obligations under an underwriting agreement or other similar arrangement in customary form with the managing underwriter of such offering.

         4. Obligations with Respect to Registration.

              4.1 Obligations of Holding. Whenever Holding is obligated by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, subject to Section 2.5, Holding shall:

                   (a) Subject to the provisions of Section 4.2, use its reasonable best efforts to cause the applicable Registration Statement to become effective as promptly as practicable, and to prepare and file with the SEC any amendments and supplements to the Registration Statement and to the Prospectus used in connection therewith as may be necessary to keep the Registration Statement and the Prospectus effective, current, and in compliance with the provisions of the Securities Act, during the periods when Holding is required by this Agreement to keep the Registration Statement effective and current.

                   (b) Within a reasonable time not to exceed four Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto (other than any amendment or supplement in the form of a filing that Holding makes pursuant to the Exchange Act), furnish to the Unitholder Representative and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement or Prospectus as proposed to be filed, which documents will be subject to the reasonable review and comments of the Selling Unitholders (and their respective counsel) during such period, and Holding will not file any Registration Statement or any Prospectus or any amendment or supplement thereto if such Selling Unitholder reasonably objects in writing on a timely basis (such objection shall be given within four Business Days from the date the Unitholder Representative receives such Registration Statement, amendment, Prospectus or supplement), unless Holding is advised in writing by its outside counsel that such Registration Statement or amendment thereto or any Prospectus or supplement thereto is required to be filed by applicable law. Thereafter, Holding will furnish to each Selling Unitholder and each underwriter, if any, upon request such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including, if requested in writing, all exhibits thereto and any documents incorporated by reference), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as such Selling Unitholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Unitholder.

                   (c) After the filing of the Registration Statement, promptly notify the Unitholder Representative of the effectiveness thereof and of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible moment if entered and promptly notify the Unitholder Representative of the lifting or withdrawal of any such order, and, in the case of a Demand Registration, notify the Unitholder Representative of any comments by the SEC with respect to such Registration Statement or any document incorporated by reference therein, if any.

                   (d) Promptly notify each Selling Unitholder holding Registrable Securities covered by the applicable Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the determination that a Delaying Event exists or (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (provided that the timely filing of a report under the Exchange Act which is incorporated by reference in the Registration Statement and related Prospectus that amends or supplements the related Prospectus so that as thereafter delivered to purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, shall constitute effective notice under clause (ii) above; and provided further, that such notice may be the same notice delivered pursuant to Section 2.5(a); and provided further that notice of an event of the type referred to in clause (ii) above (without notice of the nature or details of such event) shall constitute effective notice under clause
(ii) above. In the event of an occurrence described in clause (ii) above, Holding shall, subject to the provisions of this Agreement regarding the existence of a Delaying Event, promptly prepare and furnish to such Selling Unitholder such supplement to or an amendment of such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                   (e) Enter into customary agreements (including an underwriting agreement in customary form including customary representations and warranties and indemnification provisions) and perform its obligations under any such agreements and shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                   (f) In connection with the registration or offering of Registrable Securities, make available for inspection by the Unitholder Representative on behalf of any Selling Unitholder covered by such Registration Statement, the lead book running managing underwriter selected by the Unitholder Representative pursuant to Section 2.3 participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other professional retained by any such Selling Unitholder or underwriter, all financial and other records, pertinent corporate documents, and properties of Holding as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection therewith, and cause Holding's officers, directors, and employees to make reasonably available for inspection all information reasonably requested by any of such Persons in connection with such

Registration Statement; provided, however, that such Persons shall first agree in writing with Holding that any information that is reasonably and in good faith determined by Holding to be confidential shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or, (ii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such Person and provided, further, that Holding shall not be required to disclose any information subject to the attorney-client or attorney work product privilege if and to the extent such disclosure would constitute a waiver of such privilege unless such disclosure is necessary to avoid or correct a material misstatement or omission in any Registration Statement, subject to Section 2.5(a).

                   (g) Furnish, in the case of an underwritten public offering, to each underwriter a signed counterpart of (i) an opinion or opinions of in-house counsel or outside counsel, as are customarily requested by lead underwriters, to Holding addressed to such underwriters (on which opinion each such underwriter shall be entitled to rely), (ii) a comfort letter or comfort letters from Holding's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests, and (iii) deliver such documents or certificates as may be reasonably requested by the lead underwriter to evidence the satisfaction of any customary conditions contained in the underwriting agreement.

                   (h) Use reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such United States jurisdictions as the Unitholder Representative shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Unitholder to consummate the disposition in such jurisdictions of such Registrable Securities in accordance with the method of distribution described in such Registration Statement; provided, however, that Holding shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to be so qualified, (ii) to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, (iii) to take any action that would subject it to service of process under the laws of any jurisdiction other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject, (iv) to subject itself to taxation in any jurisdiction where it has not theretofore done so, or (v) to register or qualify the Registrable Securities under such securities or blue sky laws prior to the effective date of any such Registration Statement unless an earlier registration or qualification is required by such securities or blue sky laws.

                   (i) Use its reasonable best efforts to (i) cause such Registrable Securities covered by a Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market or listed on the automated quotation market on which securities of the same class and series as the Registrable Securities are then listed, traded, or quoted upon the sale of such Registrable Securities pursuant to such Registration Statement and (ii) provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

                   (j) (i) In connection with a transfer of Registrable Securities make information available to the Unitholders and their respective transferees information relating to Holding so as to satisfy the requirements of Rule 144 under the Securities Act (or any successor or corresponding rule) and
(ii) file with the SEC all reports and other documents required of Holding under the Securities Act and the Exchange Act in a timely manner.

                   (k) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (provided that Holding shall not be deemed in violation of this paragraph so long as it files customary quarterly reports with the SEC for such period).

                   (l) Subject to the exceptions covered in clauses (i) through
(v) of subsection (h) hereof, use its reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holder or holders thereof to consummate the disposition of such Registrable Securities.

                   (m) Use its reasonable best efforts, subject to the other duties and responsibilities of Holding's senior executive officers, to make available one or more senior executive officers of Holding (the selection of whom shall be in Holding's sole discretion) to participate with the Selling Unitholders and any underwriters in any "road show" (which shall not involve presentations at more than two cities) that may be reasonably requested by the Unitholders' Representative in connection with the distribution of Registrable Securities, pursuant to a Demand Registration; provided, however, the number of "road shows" that the Unitholders shall collectively be entitled to require Holding to participate in pursuant to such requests shall be one per Demand Period.

                   (n) If requested by the managing underwriter or any Selling Unitholder named in a Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or such Selling Unitholder reasonably requests to be included therein as is required by applicable law or as is necessary so that the Registration Statement does not include an untrue statement of a material fact or omit to state a material fact with respect to such holder or such holder's planned method of distribution, including, without limitation, with respect to the number of Registrable Securities being sold by such Selling Unitholder to such underwriter, the purchase price being paid therefor by such underwriter and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

                   (o) Cooperate with the Selling Unitholder and the managing underwriter to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Unitholder may request.

                   (p) Cooperate with each Selling Unitholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

              4.2 Selling Unitholders' Obligations. Holding's obligations under this Agreement to a Selling Unitholder shall be conditioned upon such Selling Unitholder's compliance with the following:

                   (a) Such Selling Unitholder shall cooperate with Holding in connection with the preparation of the Registration Statement, and for so long as Holding is obligated to keep the Registration Statement effective, such Selling Unitholder will provide to Holding, in writing, for use in the Registration Statement, all information regarding such Selling Unitholder, its intended method of disposition of the applicable Registrable Securities, and such other information as Holding may reasonably request. Subject to Holding providing the Unitholder Representative with a copy of any Registration Statement or prospectus or amendment or supplement thereto in the form in which it is proposed to be filed not less than four Business Days prior to such filing, and so long as such Registration Statement or prospectus or amendment or supplement thereto does not contain any statement or omission with respect to which the Unitholder Representative has objected in writing prior to the applicable filing, any sale of any Registrable Securities by a Selling Unitholder shall constitute a representation and warranty by such Selling Unitholder that the information relating to such Selling Unitholder and its plan of distribution is as set forth in the Prospectus delivered by such Selling Unitholder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Selling Unitholder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Selling Unitholder or its plan of distribution necessary to make the statements in such Prospectus provided by such Selling Unitholder, in the light of the circumstances under which they were made, not misleading.

                   (b) Such Selling Unitholder agrees that, upon receipt of any notice from Holding of the happening of any event of the kind described in
Section 4.1(d), such Selling Unitholder will discontinue its offering and sale of Registrable Securities pursuant to the applicable Registration Statement until such Selling Unitholder's receipt of either (i) notice from Holding that a Delaying Event no longer exists (but for no longer than the end of the 60 or 120-day period described in Section 2.5) or (ii) the copies of the supplemented or amended Prospectus contemplated by Section 4.1(d), and, in either case, if so directed by Holding, such Unitholder will deliver to Holding all copies in its possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Holding shall give any such notice, the periods mentioned in Section 2.7(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(d) to and including the date when Holding shall make readily available to each holder of Registrable Securities covered by such Registration Statement a copy of the supplemented or amended prospectus contemplated by Section 4.1(d).

              4.3 Underwriting Agreement. Neither Holding nor any other Person may participate in any underwritten public offering in connection with a Demand Registration or an Incidental Registration unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person or Persons selecting the lead managing underwriters for such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

              4.4 Holdback by Holding. Holding agrees not to engage in any public or private sale or distribution by it of any securities of the same class or series as the Registrable Securities or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, such securities (other than issuances of Capital Units to Equitable or any of its affiliates) during the ten days prior to, and during the 45-day period beginning on, the effective date of any Registration Statement (or, in the case of an offering pursuant to Rule 415 under the Securities Act, the commencement of such offering to the public of such Registrable Securities) filed with respect to any underwritten public offering of Registrable Securities pursuant to a Demand Registration to the extent the lead book running managing underwriter for such offering advises Holding in writing that a public sale or distribution during such 45-day period (including a sale pursuant to Rule 144 under the Securities Act) of Registrable Securities by Holding other than pursuant to the public offering contemplated by such Registration Statement would materially adversely impact such underwritten public offering), except as part of such registration; provided, however, that the limitation set forth in this Section 4.4 shall not apply: (a) to registrations by Holding on Form S-4 or any other registration of shares issued in a merger, consolidation, acquisition, or similar transaction or on Form S-8, or any successor or comparable forms, or a registration statement filed in connection with an exchange offer of securities of Holding made solely to Holding's existing unitholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan, or other employee benefit plan; (b) to sales by Holding upon exercise or exchange, by the holder thereof, of options, warrants or convertible securities; (c) to any employee benefit plan (if necessary to allow such plan to fulfill its funding obligations in the ordinary course); or (d) to any registration effected as a shelf registration under Rule 415 of the Securities Act. This Section 4.4 shall not limit any public sale or distribution of any securities of Holding by any Third-Party Demand Unitholder or any Person having the right to require that Holding include its securities in any registration initiated by any Third-Party Demand Unitholder.

              4.5 Holdback by Unitholders. Except pursuant to Article 3 hereof, or as otherwise permitted by Holding, and subject to Section 2.5(b), Unitholders shall not be permitted to engage in any public or private sale or distribution of Registrable Securities during the 15-day period prior to and during the 90-day period beginning on the closing date of an underwritten offering of units of Holding pursuant to any registration by Holding during a Demand Period (such period, a "Unitholder Holdback Period").

              4.6 Notice to Holding of Proposed Sale. A Unitholder shall provide written notice to Holding of not less than six Business Days nor more than thirty Business Days of its intention to consummate a sale under this Agreement (such notice, a "Proposed Sale Notice").

         5. Expenses of Registration.

              5.1 Registration Expenses. For purposes of this Agreement, the term "Registration Expenses" means all expenses incurred by Holding in connection with the registration of the Registrable Securities pursuant to this Agreement other than those expenses referred in section 5.3 including, without limitation, the following:

                   (a) registration, application, filing, listing, transfer (including transfer agent), and registrar fees,

                   (b) NASD fees and fees and expenses of registration or qualification of Registrable Securities under state securities or blue sky laws,

                   (c) printing expenses (or comparable duplication expenses), delivery charges, and escrow fees,

                   (d) fees and disbursements of counsel for Holding,

                   (e) fees and expenses for independent certified public accountants retained by Holding (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters),

                   (f) fees and expenses of any special experts retained by Holding in connection with such registration;

                   (g) fees and disbursements of underwriters and broker-dealers customarily paid by issuers or holders of securities, and

                   (h) fees and expenses of listing the Registrable Securities on a securities exchange or over-the-counter market.

              5.2 Selling Unitholder Expenses. Each Selling Unitholder shall pay all of its expenses incurred in connection with any Demand Registration or Incidental Registration, including, without limitation, all stock transfer fees or expenses (including the cost of all transfer tax stamps), if any, all underwriting or brokerage discounts and commissions and all fees and disbursements of counsel for Selling Unitholder attributable to the distribution of the Registrable Securities of such Selling Unitholder included in such registration.

              5.3 Internal Expenses of Holding. Notwithstanding any other provision of this Agreement, Holding shall be obligated to bear all internal expenses of Holding in connection with any Demand Registration or Incidental Registration (including all salaries and expenses of its officers and employees performing accounting and legal functions and related expenses).

              5.4 Reimbursement of Holding Expenses. Except as otherwise provided by Section 2.4(b) and Section 2.6(b), subject to Section 5.3, in connection with any Demand Registration pursuant to Article 2 hereof, the Selling Unitholders shall reimburse Holding for the following expenses incurred in connection therewith, pro rata based on the aggregate number of units of such Selling Unitholders included in such Demand Registration in relation to the aggregate number of units of all unitholders included in such Demand Registration (a) 100% of SEC filing fees and; (b) 50% of all reasonable Registration Expenses and 50% of all other reasonable out-of-pocket costs paid by Holding. All other Registration Expenses shall be borne by Holding.

         6. Indemnification.

              6.1 By Holding. Holding agrees to indemnify and hold harmless each Unitholder Indemnified Party from and against any Losses to which such Unitholder Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to
Section 6.3, Holding will reimburse each such Unitholder Indemnified Party for any reasonable fees and expenses of outside legal counsel for such Unitholder Indemnified Parties, or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such claims; provided, however, that Holding will not indemnify or hold harmless any Unitholder Indemnified Party from or against any Losses (including any related expenses) to the extent such Losses (including any related expenses) arise out of or are based upon an untrue statement, omission or allegation thereof from such Registration Statement or Prospectus which was made in reliance upon and in conformity with written information provided by or on behalf of any Selling Unitholder expressly for use or inclusion in the applicable Registration Statement or Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Unitholder Indemnified Parties and shall survive the transfer of such securities by the Selling Unitholders.

              6.2 By Selling Unitholders. Each Selling Unitholder, severally and not jointly, agrees to indemnify and hold harmless each Holding Indemnified Party from and against any Losses, to which such Holding Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such untrue statement, omission or allegation thereof was made in reliance upon and in conformity with written information provided by or on behalf of such Selling Unitholder or any Person who controls such Selling Unitholder expressly for use or inclusion in the applicable Registration Statement or Prospectus; provided, however, that with respect to the plan of distribution information provided by or on behalf of a Selling Unitholder, the parties hereto agree that a Selling Stockholder will only be responsible hereunder for the plan of distribution information provided by or on behalf of such Selling Unitholder or any Person who controls such Selling Unitholder expressly for use or inclusion in the applicable Registration Statement or Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation by or on behalf of the Holding Indemnified Parties, and shall survive the transfer of such securities by the Selling Unitholder.

              6.3 Procedures. Each Indemnified Party shall give notice to each Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses;

provided that such counsel shall be reasonably satisfactory to the Indemnified Party. The failure of any Indemnified Party to give notice as provided in this
Section 6.3 shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify does not materially prejudice the Indemnifying Party's ability to defend against such claim, action, or proceeding. If the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in such action or proceeding and to participate in the defense thereof, but such Indemnified Party shall pay the fees and expenses of such separate counsel unless (a) the Indemnifying Party has agreed to pay such fees and expenses, (b) the named parties to any such action or proceeding (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would create an actual or potential conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf) or (c) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such claim. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6.1, the Selling Unitholders holding a majority of the Registrable Securities covered by the applicable Registration Statement and, in the case of parties indemnified pursuant to Section 6.2, Holding. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any losses by reason of such settlement or judgment. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment, or enter into any settlement of any pending or threatened claim or litigation unless such consent to the entry of judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party.

              6.4 Contribution. To the extent the indemnification provided for under this Article 6 is unavailable to an Indemnified Party hereunder or insufficient to hold the Indemnified Party harmless under Section 6.1 or Section
6.2 above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions that resulted in such Losses. The relative fault of the Indemnifying Party or Indemnified Party, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by (or that was failed to be supplied by), such Indemnifying Party or Indemnified Party, such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, for purposes of this Section 6.4, subject to the limitations set forth in Section 6.3, any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this paragraph.

         If indemnification is available under this Section 6, the Indemnifying Party shall indemnify each Indemnified Party to the full extent provided in Sections 6.1 and 6.2 without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 6.4.

              6.5 Other Indemnification. Indemnification similar to that specified in the preceding provisions of Section 6.1 (mutatis mutandis) shall be given by Holding and each holder of Registrable Securities to the applicable Indemnified Parties with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         7. Miscellaneous.


              7.1 Notices.

                   (a) Subject to Section 7.1(b), all notices, requests, demands, waivers, and other communications under this Agreement shall be in writing by hand delivery, by registered or certified first-class mail, postage prepaid, return receipt requested, sent by reliable overnight courier, or facsimile transmission, in each case to the address or facsimile number specified for the applicable party on Schedule A attached to this Agreement, or to such other Person, address, or facsimile number as any party shall specify by notice in writing to the other parties.

                   (b) Any notice or other communication to a party in accordance with the provisions of this Agreement shall be deemed to have been received (i) three Business Days after it is sent by certified or registered mail, postage prepaid, return receipt requested, (ii) upon receipt when delivered by hand or transmitted by facsimile (confirmation received), (iii) one Business Day after it is sent by a reliable overnight courier service, with acknowledgment of receipt requested or (iv) when receipt is acknowledged, whether telecopied or otherwise (which acknowledgment may be via electronic transmission, such as telecopier confirmation, e-mail receipt or otherwise), in each case if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt; otherwise, any such notice or other communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

                   (c) All such notices and communications given in accordance with Section 7.1 shall be deemed to have been duly given even if the last address or telecopier number given by a holder of Registrable Securities pursuant to this Section 7.1 and Article 4 is not current.

              7.2 Amendments and Waivers. Any provision of this Agreement, including the provisions of this sentence, may not be amended modified or supplemented and waivers or consents to departures from the provisions hereof may not be given, unless Holding has obtained the written consent of holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holder of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the then outstanding Registrable Securities being sold by such holders. No consent, waiver, or similar act shall be effective unless in writing.

              7.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

              7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              7.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws thereof.

              7.6 Assignment.

                   (a) Except as expressly provided in this Section 7.6, the rights of the parties hereto cannot be transferred or assigned and any purported assignment or transfer to the contrary shall be void ab initio.

                   (b) Notwithstanding Section 7.6(a) but subject to Section 7.6(c), a Unitholder may assign any of its rights under this Agreement without the consent of Holding to any Person to whom such Unitholder transfers Registrable Securities or rights to acquire Registrable Securities if, and only if, such transferee is a Permitted Transferee.

                   (c) A Unitholder shall provide Holding with prior written notice of any transfer of Registrable Securities to a transferee that has not agreed in writing to be bound by the terms and conditions of this Agreement. Such written notice shall include the identity of the transferee and the number of securities being transferred, whereupon Holding may amend any

Registration Statement then in effect that includes such transferred Registrable Securities of such Unitholder to remove such Registrable Securities from such Registration Statement.

                   (d) No Person may be assigned any rights under this Agreement unless Holding is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee, identifying the securities of Holding as to which the rights in question are being assigned, and providing a detailed description of the nature and extent of the rights that are being assigned. Any assignee hereunder shall receive such assigned rights subject to all the terms and conditions of this Agreement, including the provisions of this Section 7.6. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              7.7 Binding Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as set forth herein and by operation of law, no party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of each other party to this Agreement.

                            [Signature page follows.]



                                      -23

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               Holding:

                               Alliance Capital Management Holding L.P.

                               By: Alliance Capital Management Corporation,
                                     its general partner

                               By:    /s/ Robert Joseph
                                  --------------------------

                               Name:  Robert Joseph

                               Title: Senior Vice President and
                                      Chief Financial Officer

                               Bernstein:

                               Sanford C. Bernstein Inc.

                               By:    /s/ Jean Margo Reid
                                  --------------------------

                               Name:  Jean Margo Reid

                               Title: Secretary


                               SCB Partners:

                               SCB Partners Inc.

                               By:    /s/ Jean Margo Reid
                                  --------------------------

                               Name:  Jean Margo Reid

                               Title: Secretary

                                   Schedule A


          If to Holding:

          Alliance Capital Management Holding L.P.
          1345 Avenue of the Americas
          New York, New York 10105
          Attention: David R. Brewer
          Facsimile: 212 969-1334

          with a copy to

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Phillip R. Mills
          Facsimile:  212 450-4800

          If to Bernstein or to SCB Partners:

          SCB Inc.
          767 Fifth Avenue
          New York, New York 10153
          Attention: Jean Margo Reid
          Facsimile: 212 756-4164

          with a copy to

          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Attention: Donald C. Walkovik
                     James C. Morphy
          Facsimile: 212 558-1600



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